UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 17, 2025

89bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39122	36-4946844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

655 Montgomery Street, Suite 1500
San Francisco, CA 94111
(Address of principal executive offices, including zip code)

(415) 432-9270

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ETNB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 17, 2025, 89bio, Inc., a Delaware corporation (the “Company” or “89bio”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Roche Holdings, Inc., a Delaware corporation (“Parent”), and Bluefin Merger Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will (and Parent will cause Merger Sub to) commence a tender offer (the “Tender Offer”) no later than October 1, 2025, to acquire all of the outstanding shares (the “Shares”) of common stock of the Company, par value $0.001 per share (“Company Common Stock”), at an offer price of (i) $14.50 per Share in cash (the “Closing Amount”), and (ii) one non-tradeable contingent value right per Share (a “CVR”), which will represent the right to receive certain contingent cash payments of up to an aggregate amount of $6.00 per Share upon the achievement of specified milestones, subject to and in accordance with the terms and conditions of, a Contingent Value Rights Agreement substantially in the form attached as Exhibit B to the Merger Agreement (the “CVR Agreement”), as further described below under the heading “CVR Agreement” (the Closing Amount plus one CVR collectively, the “Tender Offer Consideration”), in each case, without interest and subject to any applicable withholding taxes. The Tender Offer will initially remain open for 20 business days following the commencement of the Tender Offer (the “Initial Expiration Date”). Merger Sub may extend the Tender Offer: (i) if on the then-scheduled expiration date, any of the offer conditions have not been satisfied or waived (as applicable), for one or more occasions in consecutive increments of up to 10 business days each (or such longer period as may be agreed by the Company and Parent) in order to permit the satisfaction of such offer conditions; and (ii) for the minimum period required by applicable law, interpretation or position of the U.S. Securities and Exchange Commission (the “SEC”), the Nasdaq Stock Market LLC or their respective staff; provided, however, that, other than in case of (ii), Merger Sub shall not extend the Tender Offer to a date that is more than 40 business days after the Initial Expiration Date, without the Company’s consent.

The obligation of Merger Sub to accept for payment and acquire any Shares validly tendered and not validly withdrawn pursuant to the Tender Offer (the time of such acceptance for payment, the “Acceptance Time”) is subject to the satisfaction or waiver of customary conditions as set forth in the Merger Agreement, including (i) there being validly tendered and “received” (as such term is defined in Section 251(h) of the General Corporation Law of the State of Delaware (“DGCL”)) and not validly withdrawn in accordance with the terms of the Tender Offer a number of Shares that, together with the Shares, if any, then beneficially owned by Merger Sub or its “affiliates” (excluding any Shares tendered pursuant to guaranteed delivery procedures that have not yet been “received” (as such term is defined in Section 251(h) of the DGCL)), would represent at least one more Share than 50% of the number of Shares that are issued and outstanding at the Acceptance Time and (ii) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) (and any extensions thereof) having expired or been terminated. Parent and Merger Sub’s obligations to consummate the transactions contemplated by the Merger Agreement are not subject to any financing condition.

Following the completion of the Tender Offer, and subject to the terms and conditions of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”) pursuant to Section 251(h) of the DGCL, with the Company continuing as the surviving corporation in the Merger. At the effective time of the Merger (the “Effective Time”), each Share (other than Excluded Shares (as defined in the Merger Agreement)) will be converted into the right to receive the Tender Offer Consideration, without interest and subject to any applicable withholding taxes. The Merger Agreement also specifies the treatment of the Company’s outstanding equity awards and warrants in connection with the Merger.

The Merger Agreement includes representations, warranties and covenants of the parties customary for a transaction of this nature. From the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, except as permitted by certain exceptions, the Company has agreed to operate its business in the ordinary course and has agreed to certain other operating covenants, as set forth more fully in the Merger Agreement.

The Company has also agreed to customary “no-shop” restrictions on its ability to solicit acquisition proposals from third parties and engage in discussions or negotiations with third parties regarding acquisition proposals.

Notwithstanding these restrictions, the Company may under certain circumstances provide information with respect to the Company to and participate in discussions or negotiations with third parties with respect to an unsolicited bona fide written acquisition proposal if the board of directors of the Company (the “Company Board”) has determined in good faith, after consultation with its outside legal counsel and financial advisors, that such acquisition proposal constitutes or would reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement) and, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to be inconsistent with the Company Board’s fiduciary duties under applicable law. The Merger Agreement also requires that the Company Board recommend that the stockholders of the Company accept the Tender Offer and tender their Shares to Merger Sub pursuant to the Tender Offer (the “Company Board Recommendation”) and that the Company Board not, among other things, (i) (A) withhold, withdraw or modify in a manner adverse to Parent or Merger Sub, or publicly propose to withhold, withdraw or modify in a manner adverse to Parent or Merger Sub, the Company Board Recommendation; (B) adopt, approve, endorse or recommend, or otherwise declare advisable the adoption of, any acquisition proposal; or (C) resolve, agree or publicly propose to take any such actions (each such foregoing action or failure to act, an “Adverse Recommendation Change”), or (ii) cause or permit the Company or any of its subsidiaries to enter into any letter of intent (whether binding or non-binding), memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, or other contract relating to any acquisition approval. Notwithstanding these restrictions, the Company Board is permitted, prior to the Acceptance Time and subject to the terms and conditions set forth in the Merger Agreement, to (i) effect an Adverse Recommendation Change if an Intervening Event (as defined in the Merger Agreement) has occurred and if the Company Board determines in good faith, after consultation with outside legal counsel and financial advisors, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law or (ii) effect an Adverse Recommendation Change or terminate the Merger Agreement in response to the receipt of an unsolicited bona fide acquisition proposal that did not result from a material breach of the Company’s “no-shop” restrictions under the Merger Agreement if the Company Board determines in good faith, after consultation with outside legal counsel and financial advisors, that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law and, after consultation with its outside legal counsel and financial advisors, that the acquisition proposal constitutes a Superior Proposal, subject in each case to certain matching rights in favor of Parent.

The Merger Agreement includes a remedy of specific performance for the parties thereto. The Merger Agreement also includes customary termination provisions for both the Company and Parent and provides that, in connection with the termination of the Merger Agreement under specified circumstances, including (i) by either the Company or Parent if the Acceptance Time has not occurred on or prior to March 17, 2026, subject to two additional 120-day extensions at the option of either the Company or Parent for the sole purpose of obtaining requisite clearances under the HSR Act or (ii) termination by the Company if the Company Board authorizes the Company prior to the Acceptance Time to enter into a definitive agreement providing for a Superior Proposal or (iii) termination by Parent due to a Triggering Event (as defined in the Merger Agreement), which includes an Adverse Recommendation Change, the Company will be required to pay a termination fee of an amount in cash equal to $79,900,000. The Merger Agreement also provides that Parent will be required to pay a reverse termination fee of an amount in cash equal to $79,900,000 in certain circumstances relating to the failure to obtain clearances under the HSR Act required to consummate the transactions contemplated by the Merger Agreement.

The Company Board has duly and unanimously (i) determined that the transactions contemplated by the Merger Agreement, including the Tender Offer and the Merger, are advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) approved the execution and delivery by the Company of the Merger Agreement, (iii) resolved that the Merger will be effected under Section 251(h) of the DGCL, and (iv) resolved to make the Company Board Recommendation.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference. The Merger Agreement has been filed to provide information to investors regarding its terms. The Merger Agreement is not intended to provide any other factual information about the Company, Parent or Merger Sub, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Tender Offer, the Merger or the other transactions contemplated therein. The Merger Agreement and this summary should not be relied upon as disclosure about the Company, Parent or Merger Sub. None of the Company’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. The Merger Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are qualified in important part by confidential disclosure schedules delivered by the Company to Parent and Merger Sub in connection with the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or investors or may have been used for the purpose of allocating risk between the parties to the Merger Agreement instead of establishing these matters as facts. Accordingly, investors should consider the information in the Merger Agreement in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the SEC. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

CVR Agreement

Pursuant to the Merger Agreement, at or prior to the Acceptance Time, Parent and a duly qualified rights agent mutually agreeable to Parent and the Company (the “Rights Agent”) will enter into the CVR Agreement governing the terms of the CVRs issued pursuant to the Tender Offer and the Merger. The Rights Agent will maintain an up-to-date register of the holders of CVRs (the “Holders”). Holders shall not be permitted to transfer the CVRs (subject to certain limited exceptions as set forth in the CVR Agreement).

Each CVR represents the right to receive the following contingent cash payments, without interest, subject to any applicable withholding taxes (each, a “Milestone Payment”), conditioned upon the achievement of the following milestone conditions within the following specified time periods:

(i)

$2.00 per Share, upon the First Commercial Sale (as defined in the CVR Agreement) of a pharmaceutical product containing a pegozafermin (BIO89-100) compound (a “CVR Product”) with an approved indication for the treatment of Stage 4 metabolic dysfunction-associated steatohepatitis (MASH) (“Milestone 1”), if Milestone 1 is achieved on or before March 31, 2030 (the “Milestone 1 Outside Date”).

(ii)

$1.50 per Share, upon worldwide Net Sales (as defined in the CVR Agreement) of at least $3,000,000,000 of a CVR Product in a single calendar year (“Milestone 2”), if Milestone 2 is achieved on or before December 31, 2033 (the “Milestone 2 Outside Date”).

(iii)

$2.50 per Share, upon worldwide Net Sales of at least $4,000,000,000 of a CVR Product in a single calendar year (“Milestone 3”), if Milestone 3 is achieved on or before December 31, 2035 (the “Milestone 3 Outside Date”).

Parent (directly or through its affiliates) is obligated to use certain specified commercially reasonable efforts to achieve a First Commercial Sale in the United States of a CVR Product for the treatment of Stage 4 MASH. Parent’s obligations to use such commercially reasonable efforts shall terminate in full upon the earlier to occur of the achievement of Milestone 1 or March 31, 2030. There can be no assurance that any of Milestone 1, Milestone 2 or Milestone 3 will be achieved on or before the Milestone 1 Outside Date, Milestone 2 Outside Date or Milestone 3 Outside Date, respectively, or that any Milestone Payments will be made.

The foregoing description of the form of CVR Agreement is not complete and is qualified in its entirety by reference to the form of CVR Agreement, a copy of which is included as Exhibit B to the Merger Agreement filed as Exhibit 2.1 to this report and incorporated by reference herein.

Tender and Support Agreement

On September 17, 2025, in connection with the execution of the Merger Agreement, certain funds affiliated with RA Capital Management, L.P. (collectively, the “Supporting Stockholders”), in each case, in their respective capacity as a stockholder of the Company, entered into a Tender and Support Agreement with Parent and Merger Sub (the “Support Agreement”). Under the terms of the Support Agreement, the Supporting Stockholders have agreed, among other things, to tender their Shares in the Tender Offer, vote their Shares against any action that is intended or would reasonably be expected to impede or interfere with transactions contemplated by the Merger Agreement at any annual or special meeting of the stockholders of the Company, not to transfer any of their Shares (subject to certain exceptions), to waive and not to exercise any appraisal rights in respect of such Shares that may arise with respect to the Merger and not to commence or join, and to take all actions to opt out of, any class action with respect to claims against Parent, Merger Sub, the Company or any subsidiary of the Company or any of their respective successors, directors or officers relating to the Merger Agreement or the transactions contemplated thereby. As of September 17, 2025, the Supporting Stockholders beneficially owned an aggregate of approximately 13.4% of the outstanding Shares. The Support Agreement will terminate upon termination of the Merger Agreement, the Effective Time and certain other specified events.

The foregoing description of the Support Agreement is not complete and is qualified in its entirety by reference to the full text of the Support Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On September 18, 2025, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Additional Information and Where to Find It

The tender offer described in this communication has not yet commenced. This communication is for information purposes only and is neither an offer to buy nor a solicitation of an offer to sell any securities of 89bio, nor is it a substitute for the tender offer materials that Parent and Merger Sub, will file with the SEC. The solicitation and the offer to buy shares of Company Common Stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Parent and Merger Sub intend to file with the SEC. In addition, 89bio will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.

Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of 89bio on Schedule 14D-9 and related materials with respect to the tender offer and merger, free of charge at the website of the SEC at www.sec.gov or from the information agent named in the tender offer materials. Investors may also obtain, at no charge, the documents filed with or furnished to the SEC by 89bio under the “Investors & Media” section of 89bio’s website at www.89bio.com.

STOCKHOLDERS AND INVESTORS ARE STRONGLY ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT OF 89BIO ON SCHEDULE 14D-9 AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the federal securities laws, including, but not limited to, statements regarding the ability to complete and the timing of completion of the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions to the consummation of the subsequent merger set forth in the Merger Agreement, and the possibility of any termination of the Merger Agreement. Words such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “anticipate,” “goal,” “opportunity,” “develop,” “plan” or the negative of these terms, and similar expressions, or statements regarding intent, belief, or current expectations, are forward looking statements. While 89bio believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties (including, without limitation, those set forth in 89bio’s filings with the SEC), many of which are beyond 89bio’s control and subject to change. Actual results could be materially different. Risks and uncertainties include: risks associated with the timing of the closing of the proposed transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed transaction will not occur; uncertainties as to how many of 89bio’s stockholders will tender their shares in the offer; the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the possibility that competing offers will be made; the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction; the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; unanticipated difficulties or expenditures relating to the proposed transaction, the response of business partners and competitors to the announcement of the proposed transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction; risks related to non-achievement of the CVR milestones and that holders of the CVRs will not receive payments in respect of the CVRs; and other risks and uncertainties identified in 89bio’s Annual Report on Form 10-K for the year ended December 31, 2024 and other subsequent disclosure documents filed with the SEC. 89bio claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements. 89bio expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of September 17, 2025, by and among 89bio, Inc., Roche Holdings, Inc. and Bluefin Merger Subsidiary, Inc.

10.1*	Tender and Support Agreement, dated as of September 17, 2025, by and among Roche Holdings, Inc., Bluefin Merger Subsidiary, Inc., RA Capital Healthcare Fund, L.P. and RA Capital Nexus Fund, L.P.

99.1	Press Release of 89bio, Inc., dated September 18, 2025.

104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

*

Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

89bio, Inc.

Date: September 18, 2025	By:	/s/ Rohan Palekar
	Name:	Rohan Palekar
	Title:	Chief Executive Officer